Exhibit 99.1

News Release

News Media Contacts	Investor Relations Contacts
Ed Canaday	Eric Boyer
+1 646 679-3031	+1 303 397-2969
ed.canaday@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Ltd. Announces Final Results for Exchange Offer and Consent Solicitation

LONDON (July 26, 2016) – IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today announced the final results of its previously announced offer to exchange (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) with respect to any and all of the outstanding $750.0 million aggregate principal amount of 5.000% Senior Notes due 2022 (the “Existing IHS Notes”) issued by IHS Inc. (“IHS”) held by Eligible Holders (as defined below) for (i) up to an aggregate principal amount of $750.0 million of new 5.000% Senior Notes due 2022 (the “New IHS Markit Notes”) to be issued by IHS Markit and (ii) cash, which expired at 11:59 p.m., New York City time, on July 25, 2016 (the “Expiration Date”).

The Exchange Offer and the Consent Solicitation were made in connection with the merger of Markit Ltd. and IHS (the “Merger”), which was completed on July 12, 2016 and pursuant to which Markit Ltd. was renamed IHS Markit Ltd.

As of the Expiration Date, $742,848,000 aggregate principal amount of the Existing IHS Notes had been validly tendered for exchange and not validly withdrawn and IHS Markit will accept for exchange all Existing IHS Notes validly tendered in the Exchange Offer and Consent Solicitation.

Upon settlement of the Exchange Offer and Consent Solicitation, which is expected to occur on Thursday, July 28, 2016 (the “Settlement Date”), IHS Markit will:

1.	issue to the holders of the Existing IHS Notes whose securities have been accepted for exchange New IHS Markit Notes in an aggregate principal amount of $742,848,000;

2.	pay approximately $3,714,240 (or $5.00 per $1,000 principal amount of Existing IHS Notes) as a cash payment for the Existing IHS Notes accepted for exchange; and

3.	pay to holders whose Existing IHS Notes are accepted for exchange cash in amount equal to the accrued and unpaid interest to, but not including, the Settlement Date.

The New IHS Markit Notes will be issued only to holders of Existing IHS Notes who certified that they are (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) persons outside the United States that are not “U.S. persons” within the meaning of Regulation S under the Securities Act (such holders, “Eligible Holders”).

In addition, as previously disclosed, IHS has received consents sufficient to approve the proposed amendments to the indenture governing the Existing IHS Notes, and IHS, certain of its subsidiaries and the trustee for the Existing IHS Notes have entered into a supplemental indenture containing the proposed amendments to the indenture governing the Existing IHS Notes, which amendments will become operative on the Settlement Date.

The New IHS Markit Notes will be guaranteed on a senior unsecured basis by each of IHS Markit’s subsidiaries that are borrowers or guarantors under the new credit facilities that IHS Markit and certain of its subsidiaries entered into upon the consummation of the Merger. Future guarantees of the New IHS Markit Notes will be required to the extent a subsidiary is required by the new credit facilities to provide a guarantee thereunder, among other circumstances.

The New IHS Markit Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction. The New IHS Markit Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This press release shall not constitute an offer to purchase any securities or a solicitation of an offer to sell, or the solicitation of tenders or consents with respect to, any securities. The Exchange Offer and Consent Solicitation are being made only pursuant to the Offering Memorandum and related transmittal documents and only to such persons and in such jurisdictions as is permitted under applicable law.

This press release has not been approved by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended). Accordingly, this document is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Order") or high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as "Relevant Persons"). Any investment or investment activity to which this press release relates is available only to and will be engaged in only with Relevant Persons. Persons who are not Relevant Persons should not take any action based upon this press release and should not rely on it.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of IHS Markit’s operations, (ii) the ability of IHS Markit to integrate the business successfully and to achieve anticipated synergies, risks and costs, (iii) potential litigation relating to the proposed transaction that could be instituted against IHS, Markit or their respective directors, (iv) the ability of IHS Markit to retain and hire key personnel, (v) continued availability of capital and financing and rating agency actions, (vi) legislative, regulatory and economic developments and (vii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks, are more fully discussed in IHS Markit’s filings with the US Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. IHS Markit does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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About IHS Markit (www.ihsmarkit.com)

IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions.  Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners © 2016 IHS Markit Ltd. All rights reserved.

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